Exhibit 10.6

Execution Version

INVESTOR RIGHTS AGREEMENT

This Investor Rights Agreement (this “Agreement”) is made and entered into as of April 8, 2021 by and between PAR Technology Corporation, a Delaware corporation (the “Company”), and PAR Act III, LLC, a Delaware limited liability company (“Act III,” and together with any transferees of the Securities (as defined in the Purchase Agreement) who are Affiliates (as defined in the Purchase Agreement) of Act III and agree to become parties to this Agreement, each an “Investor” and collectively, the “Investors”) (each of the Company and the Investors, a “Party” to this Agreement, and collectively, the “Parties”).

RECITALS

WHEREAS, the Company and Act III are parties to that certain Securities Purchase Agreement, dated as of April 8, 2021 (the “Purchase Agreement”), pursuant to which Act III became the holder of 73,530 shares of common stock, par value $0.02 per share, of the Company (the “Common Stock” and such shares, the “Common Shares”) and a holder of 500,000 Warrants (as defined in the Common Share Purchase Warrant);

WHEREAS, in connection with the investment contemplated by the Transaction Documents (as defined in the Purchase Agreement), the Company and Investors have determined to come to an agreement with respect to certain governance matters as well as certain other matters, as provided in this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

1.           Board Appointment and Related Agreements.

(a)          Board Appointment

(i)          From the date of this Agreement until the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”), Act III shall have the right (which right may not be assigned or transferred to any other Person) to designate one (1) person  (the “Director Nominee”), who shall be designated by the Investor Representative, for appointment to the Company’s Board of Directors (the “Board”). The initial Director Nominee is Keith Pascal (the “Initial Director Nominee”), and any replacement thereof shall be designated by Ronald M. Shaich (the “Investor Representative”) or any replacement thereof approved by Act III.

(ii)       Prior to the Closing Date (as defined in the Purchase Agreement), the Nominating Committee has determined the Initial Director Nominee is reasonably acceptable to the Board and satisfies the Independent Director Criteria, and such nomination has been recommended by the Nominating Committee and approved by the Board, the Board has taken all necessary actions to promptly appoint the Initial Director Nominee as a director of the Company on the Closing Date.

(iii)        On the Closing Date (as defined in the Purchase Agreement), the Company shall (A) increase the size of the Board from five (5) to six (6) directors and (B)  appoint the Initial Director Nominee to the Board. As used in this Agreement, an “Appointed Director” means any Director Nominee, including the Initial Director Nominee, who is elected or appointed to the Board to serve as a director of the Company, including a Replacement Director.

(iv)        Any Director Nominee shall (a) have business, restaurant, marketing, technology, accounting, finance and/or other experiences or expertise relevant to the Company’s business, (b) be reasonably acceptable to the Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) and the Board, (c) qualify as “independent” pursuant to the New York Stock Exchange listing requirements and satisfy any other criteria applicable to “independent” directors under such listing requirements and under applicable law and the rules and regulations of the Securities and Exchange Commission (the “Commission”) and (d) have provided the items that would be required of an independent director pursuant the Company’s normal director intake procedures (including completion of a standard director and officer questionnaire and completion of a background check) (clauses (a)-(d), the “Independent Director Criteria”).

(v)         The Company agrees that, subject to his or her satisfaction of the Independent Director Criteria, the Board shall nominate for election to the Board, along with its other nominees, the Appointed Director (who may be the Initial Director Nominee) at the 2021 Annual Meeting and shall recommend, support and solicit proxies for the election of such Appointed Director at such meeting in the same manner as it recommends, supports, and solicits proxies for the election of any continuing directors.

(vi)        If any Appointed Director is unable or unwilling to serve as a director and ceases to be a director, resigns as a director, is removed as a director, or for any other reason fails to serve or is not serving as a director, the Investor Representative shall have the right to designate a person to be a replacement director (any such replacement nominee, when appointed to the Board, shall be referred to as a “Replacement Director”); provided that the rights under this sentence shall terminate on the earlier of (i) such time as the Appointed Director is not elected to the Board by the Company’s stockholders at the 2021 Annual Meeting and (ii) immediately prior to the 2022 annual meeting of Company stockholders.  Any Replacement Director must satisfy the Independent Director Criteria.  Within ten (10) business days of his or her name being submitted to the Nominating Committee, the Nominating Committee shall determine whether the Director Nominee with respect to the Replacement Director is reasonably acceptable to the Board, and if such nomination is recommended by the Nominating Committee and approved by the Board, the Board shall take all necessary actions to promptly appoint such Director Nominee as a director of the Company within five (5) business days of the Nominating Committee’s recommendation.

(b)         Director Compensation. The Appointed Director shall be entitled to (i)  reimbursement of expenses and indemnification in the same manner and to the same extent as the other members of the Board, in accordance with the Company’s organizational documents and on the basis of the director indemnification agreement with the Company, and (ii) compensation in the same manner and to the same extent as the other members of the Board that are compensated as members of the Board.

2.           Board Observer Rights and Related Agreements.

(a)          Board Observer

(i)        From the date of this Agreement until the first anniversary of this Agreement, Act III shall have the right (which right may not be assigned or transferred to any other Person) to designate Ronald M. Shaich to serve as an observer (the “Voluntary Observer”) at meetings of the Board; provided that, after the first anniversary in the event either the Investor or the Company, in their respective reasonable discretion, determine that such arrangement is no longer beneficial to the Company, the Voluntary Observer shall be deemed to no longer be an observer of the Board effective upon notice of such determination to the other party; provided, further that Act III and the Company may mutually agree that the Voluntary Observer shall continue beyond such initial one (1) year period until such time as Act III and the Company shall mutually agree.

(ii)        In the event the Appointed Director is not elected to the Board by the Company’s stockholders at the 2021 Annual Meeting, Act III shall have the right (which right may not be assigned or transferred to any other Person) to designate one (1) additional Observer (the “Primary Observer” and, together with the Voluntary Observer, the “Observers”), who shall be designated by the Investor Representative, to serve as an observer at meetings of the Board, which Primary Observer shall be acceptable to the Company (such acceptance not to be unreasonably withheld, conditioned or delayed); provided that no designee may serve as the Primary Observer if he or she has been convicted of, or pled guilty or no contest to, a felony having as its predicate element fraud or moral turpitude).

(iii)        The Company agrees that (A) it will notify each of the Observers of, and each Observer may attend, in a non-voting observer capacity, all meetings of the Board (subject to the below and except to the extent an Observer has been excluded therefrom pursuant to Section 2(a)(v) below) for the purposes of permitting the Observers to have current information with respect to the affairs of the Company and actions taken by the Board. Other than the Board’s annual strategy meeting, annual operating plan (AOP) meeting, meeting immediately following the Company’s annual meeting of stockholders, and such other Board and committee meetings, the purpose(s) of which are strategic in nature, which, for the avoidance of doubt, the Voluntary Observer shall have the option of attending, (but with respect to committee meetings, only those to which non-committee members are invited to attend), upon receipt of such notice, the Voluntary Observer and the Lead Director with respect to meetings of the full Board, or, the relevant committee chair with respect to meetings of any Board committee shall discuss and mutually agree if the Voluntary Observer will attend the relevant meeting.  Subject to the forgoing, each Observer shall have the right to be heard at any such meetings, but in no event shall an Observer: (1) be deemed to be a member of the Board; or (2) have the right to vote on any matter under consideration by the Board or otherwise have any power to cause the Company to take, or not to take, any action. As a non-voting observer, each Observer will also be provided (concurrently with delivery to the directors of the Company and in the same manner delivery is made to them) copies of all notices, minutes, consents, and all other materials and information (financial or otherwise) that are provided to the directors with respect to a meeting or any written consent in lieu of a meeting of the Board (except to the extent an Observer has been excluded therefrom pursuant to Section 2(a)(v) below).

(iv)        If a meeting of the Board is conducted via telephone or other electronic medium (e.g., videoconference), the Observers may attend such meeting via the same medium; provided, however, that each Observer shall not knowingly provide any other person access to such meeting without the Company’s express written consent and, provided further, that each Observer may provide such access to his or her assistant for the limited purpose of managing such Observer’s calendar and other administrative tasks related thereto and any inadvertent access by another person which is promptly remedied upon discovery by such Observer shall not be deemed to breach the provisions of this Section 2(a)(iv).

(v)        Notwithstanding the foregoing, the Company may exclude the Observers from access to any material or meeting or portion thereof if the Board determines it is necessary to do so in its reasonable discretion and good faith (which determination may be made without participation of the Observers), that (1) upon advice of the Company’s legal counsel, such exclusion is reasonably necessary to preserve attorney-client privilege; provided, however, that any such exclusion shall apply only to such portion of the material or such portion of the meeting which would be required to preserve such privilege and not to any other portion thereof, (2) such portion of a meeting is an executive session limited solely to independent director members of the Board, independent auditors and/or legal counsel, as the Board may designate, and any Observer (assuming such Observer were a member of the Board for such determination) would not meet the then-applicable standards for independence adopted by the Commission, the New York Stock Exchange or such other exchange on which the Company’s securities are then traded, (3) such material is subject to a binding confidentiality obligation to a third party that the Company reasonably determines, after consulting with legal counsel, specifically restricts the Company’s ability to disclose it to a Board’s observer; provided that the Company uses commercially reasonable efforts to obtain any consents or waivers from the relevant third parties such that the relevant materials may be disclosed or provide the Observer with redacted copies of documents containing such materials, (4) such exclusion is necessary to avoid a conflict of interest or disclosure of competitively sensitive information; provided, however, that any such exclusion shall only apply to such portion of such material or meeting which would be required to avoid such conflict of interest or disclosure of such competitively sensitive information, or (5) such exclusion is necessary for the Company to negotiate transactions with any member of the Investor Group on an arms’ length basis.

(vi)        The Company shall reimburse each Observer for all reasonable out-of-pocket expenses incurred by the Observer in connection with attendance at Board meetings in the same manner and to the same extent as the other members of the Board, in accordance with the Company’s applicable policies. All reimbursements payable by the Company pursuant to this Section 2(a)(vi) shall be paid to the Observer at the same time as comparable reimbursement is paid to the members of the Board, as applicable.

(vii)       If the Primary Observer (or replacement thereof) is unable or unwilling to serve as an observer, resigns as an observer, is removed as an observer, or for any other reason fails to serve as an observer, the Investor Representative shall have the right, subject to Section 2(b), to designate a person to be a replacement Primary Observer in accordance with Section 2(a)(ii).

(b)         Primary Observer Resignation Event. The Primary Observer shall be deemed to no longer be an observer of the Board effective, and Act III’s right to appoint a Primary Observer (or substitute or replacement thereof) shall terminate on the date of, the Company’s 2022 annual meeting of stockholders.

3.          Standstill. Until the earlier of (A) the second (2nd) anniversary of the date of the this Agreement, or (B) the first date on which there is no Appointed Director (including any Replacement Director) or any Observers on the Board and the Investor is no longer entitled to designate any Appointed Director (including any Replacement Director) or Observer (the “Standstill End Date”), without the prior written consent of the Company, the Investors will not, nor will they cause or permit any of their respective controlled Affiliates (as defined in the Purchase Agreement) to:

(a)         effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or cause or participate in or in any way assist, facilitate or encourage any other Person (as defined in the Purchase Agreement) to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, (i) any acquisition of any securities (or beneficial ownership thereof), or rights or options to acquire any securities (or beneficial ownership thereof), or any assets, indebtedness or businesses of the Company or its Subsidiaries (as defined in the Purchase Agreement), (ii) any tender or exchange offer, merger or other business combination involving the Company or its Subsidiaries or assets of the Company or its Subsidiaries constituting a significant portion of the consolidated assets of the Company and its Subsidiaries, or (iii) any “solicitation” of “proxies” (as such terms are used in the proxy rules of the Commission) or consents to vote any voting securities of the Company or any of its Subsidiaries;

(b)         form, join or in any way participate in a “group” (as defined under the 1934 Act) with respect to the Company or otherwise act in concert with any Person in respect of any such securities;

(c)         otherwise act, alone or in concert with others, to seek representation on or to control or influence the management, Board or policies of the Company or to obtain representation on the Board of the Company (other than pursuant to the terms of this Agreement);

(d)          take any action which would or would reasonably be expected to force the Company to make a public announcement regarding any of the types of matters set forth in clause (a) above; or

(e)          enter into any discussions or arrangements with any third party with respect to any of the foregoing;

it being understood that nothing in this Section 3 shall restrict or prohibit (x) any Appointed Director from taking any action, or refraining from taking any action, which he or she determines, in his or her reasonable discretion, is necessary to fulfill his or her fiduciary duties as a member of the Board, (y) the Investors’ or any of its controlled Affiliates’(as defined in the Purchase Agreement) acquisition of any Equity Securities (as defined in Section 4(h)) (I) paid as dividends or acquired pursuant to Section 4 of this Agreement, in each case, in accordance with the terms of this Agreement or (II) in connection with the exercise of the Warrant, or (z) the acquisition by the Investors or any of its controlled Affiliates of equity or debt securities of the Company or any of its Subsidiaries (as defined in the Purchase Agreement), or voting such securities and otherwise exercising its rights and privileges with respect to such securities, so long as such acquisition, voting or exercise of the rights and privileges, would not constitute a violation of clauses (a)(ii) and (iii) or (b) through (e) above and after any such acquisition, voting or exercise of the rights and privileges pursuant to this clause (z), the Investors do not have collective beneficial ownership (as determined under Rule 13d-3 promulgated under the 1934 Act) of a number of Common Shares or shares or rights convertible or exercisable into Common Shares, including the Warrant (whether or not presently convertible or exercisable) that, in the aggregate, are convertible or exercisable into and/or equal 10.0% or more of the then-outstanding Common Stock (on an as-converted and as-exercised basis), including the Warrant (which, for purposes of this Agreement, regardless of whether the right to purchase Common Shares with respect to the Warrant can be exercised for cash or through cashless exercise, in each case, in accordance with the terms of the Warrant).

4.           Preemptive Rights.

(a)        Notwithstanding anything contained in Section 3, until the date that is eighteen (18) months from the date hereof, if the Company makes any public or non-public offering of any New Securities, each Investor shall be afforded the opportunity (which right may not be assigned or transferred to any other Person) to acquire from the Company all or a portion of such Investor’s Preemptive Rights Portion of such New Securities on such terms and for the same price as that offered to the other purchasers of such New Securities; provided, that such Investor shall not be entitled to acquire any New Securities pursuant to this Section 4 to the extent the issuance of such New Securities to such Investor would require approval of the stockholders of the Company as a result of any such Investor’s status, if applicable, as an Affiliate of the Company or pursuant the applicable rules, listing requirements and regulations of the New York Stock Exchange, in which case the Company may consummate the proposed issuance of New Securities to other Persons (as defined in the Purchase Agreement) prior to obtaining approval of the stockholders of the Company (subject to compliance by the Company with Section 4(e) below).

(b)        If the Company proposes to offer New Securities, it shall give the Investors written notice of its intention, describing the anticipated price (or range of anticipated prices), anticipated amount of New Securities and other material terms and timing upon which the Company proposes to offer the same (including, in the case of a registered public offering and to the extent possible, a copy of the prospectus included in the registration statement filed with respect to such offering) at least seven (7) business days prior to such issuance or, in the case of a registered public offering, at least seven (7) business days prior to the commencement of such offering (provided that, to the extent the terms of such offering cannot reasonably be provided seven (7) business days prior to such issuance, notice of such terms may be given as promptly as reasonably practicable but in any event prior to such issuance or commencement). The Company may provide such notice to the Investors on a confidential basis prior to public disclosure of such offering. Other than in the case of a registered public offering, the Investor Representative may notify the Company in writing at any time on or prior to the second (2nd) business day immediately preceding the date of such issuance (or, if notice of all such terms has not been given prior to the second (2nd) business day immediately preceding the date of such issuance, at any time prior to such issuance) whether any of the Investors will exercise such preemptive rights and as to the amount of New Securities the Investors desire to purchase, up to the such Investor’s Preemptive Rights Portion. In the case of a registered public offering, the Investor Representative shall notify the Company in writing at any time prior to the second (2nd) business day immediately preceding the date of commencement of such registered public offering (or, if notice of all such terms has not been given prior to the second (2nd) business day immediately preceding the date of commencement of such registered public offering, at any time prior to the date of commencement of such registered public offering) whether any of the Investors will exercise such preemptive rights and as to the amount of New Securities the Investors desire to purchase, up to such Investor’s Preemptive Rights Portion. Such notice to the Company shall constitute a binding commitment by the Investors to purchase the amount of New Securities so specified at the anticipated price (or range of anticipated prices) and other terms set forth in the Company’s notice to it. Subject to receipt of the requisite notice of such issuance by the Company, the failure of the Investor Representative to respond prior to the time a response is required pursuant to this Section 4(b) shall be deemed to be a waiver of the Investors’ purchase rights under this Section 4 only with respect to the offering described in the applicable notice.

(c)        Each Investor shall purchase the New Securities that it has elected to purchase under this Section 4 concurrently with the related issuance of such New Securities by the Company (subject to the receipt of any required approvals from any governmental entity to consummate such purchase by such Investor, which such Investor shall use its reasonable best efforts and cooperate with the Company, as applicable, to obtain). If the proposed issuance by the Company of securities which gave rise to the exercise by the Investor of its preemptive rights pursuant to this Section 4 shall be terminated or abandoned by the Company without the issuance of any securities, then the purchase rights of the Investors pursuant to this Section 4 shall also terminate as to such proposed issuance by the Company (but not any subsequent or future issuance), and any funds in respect thereof paid to the Company by the Investors in respect thereof shall be promptly refunded in full.

(d)        In the case of the offering of securities for consideration in whole or in part other than cash, including securities acquired in exchange therefor (other than securities by their terms so exchangeable), the consideration other than cash shall be deemed to be the fair value thereof as reasonably determined by the Board; provided, however, that such fair value as determined by the Board shall not exceed the aggregate market price of the securities being offered as of the date the Board authorizes the offering of such securities.

(e)         In the event that the Investors are not entitled to acquire any New Securities pursuant to this Section 4 because such issuance would require the Company to obtain stockholder approval in respect of the issuance of such New Securities to the Investors as a result of any such Investor’s status, if applicable, as an Affiliate of the Company or pursuant the applicable rules, listing requirements and regulations of the New York Stock Exchange, the Company shall, upon the Investor’s reasonable request delivered to the Company in writing within seven (7) business days following the Investor’s receipt of the written notice by the Company of such issuance to the Investors pursuant to this Section 4, consider and discuss in good faith modifications proposed by the Investors to the terms and conditions of such portion of the New Securities which would otherwise be issued to the Investors such that the Company would not be required to obtain stockholder approval in respect of the issuance of such New Securities as so modified.

(f)         If the Investors do not elect to purchase their respective Preemptive Rights Portion of the New Securities pursuant to this Section 4, the Company may sell such portion of the New Securities on terms and conditions that are not materially more favorable in the aggregate to the applicable purchaser(s) than those set forth in the written notice of such offer. If such sale is not consummated within 120 days of the date upon which the written notice of such offer was given, then no issuance of such New Securities may be made thereafter by the Company without again offering the same to the Investors in accordance with this Section 4. The election by any Investor to not exercise its subscription rights under this Section 4 in any one instance shall not affect its right as to any subsequent proposed issuance.

(g)          The Company and the Investors shall cooperate in good faith to facilitate the exercise of the Investors’ rights pursuant to, and in accordance with the terms of, this Section 5.

(h)          For purposes of this Section 4, the following terms have the following meanings:

(i)          “Convertible Securities” means any security convertible into or exchangeable for capital stock of the Company.

(ii)       “Equity Securities” means (A) the capital stock of the Company, (B) all Convertible Securities and (C) all Options to acquire from the Company shares of such capital stock or such Convertible Securities.

(iii)     “Excluded Securities” means (A) any securities issued by the Company as full or partial consideration in connection with a bona fide merger, acquisition, consolidation, business combination, purchase of the capital stock or assets of, or transaction or series of transactions with, an unaffiliated third-party that is the result of arm’s length negotiations, including, for the avoidance of doubt, any securities issued by the Company as consideration pursuant to the Prism Merger Agreement (as defined in the Purchase Agreement); (B) any shares of capital stock or options to purchase shares of capital stock, or other equity-based awards (including restricted stock units), issued or granted to existing or former employees (or prospective employees who have accepted an offer of employment), directors or consultants (in each case, as defined in the Company’s equity incentive plans) of the Company or any of its Subsidiaries (as defined in the Purchase Agreement), pursuant to equity incentive plans, including the Company’s equity incentive plans existing on the date hereof and any future equity incentive plans adopted by the Company, as such plans may be amended or supplemented, in each case, that have been approved by the full Board or a majority of the independent members of the Board and requisite vote of the Company’s stockholders, as applicable (in each case, including with respect to any amendment or supplement thereof) or that exist as of the date of this Agreement, including, for the avoidance of doubt, any shares of Common Stock issuable upon exercise of any such Option or settlement or vesting of any equity-based award issued under such plans; (C) any shares of capital stock issuable upon exercise of any option of Prism (as defined in the Purchase Agreement) assumed by the Company pursuant to the Prism Merger Agreement (as defined in the Purchase Agreement); (D) any securities issued pursuant to any employee stock purchase plan approved by the Board and the Company’s stockholders; (E) securities issued by the Company upon the exercise, exchange or conversion of any securities that are exercisable or exchangeable for, or convertible into, shares of capital stock, including the Warrant Shares and shares of Common Stock issuable upon conversion of Convertible Notes (as defined in the Purchase Agreement), and are outstanding as of the date of this Agreement, provided that such exercise, exchange or conversion is effected pursuant to the terms of such securities as in effect on the date of this Agreement; (F) securities issued by the Company pursuant to any equipment loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financial institution approved by a majority of the disinterested members of the Board; (G) shares of any class of capital stock of the Company issued on a pro rata basis to all holders of such class as a stock dividend or upon any stock split or other subdivision of shares of capital stock; (H) shares of Common Stock issued pursuant to a bona fide public offering, or Convertible Securities or shares of Common Stock issuable upon exercise or conversion of Convertible Securities issued pursuant to a bona fide public offering, in each case with aggregate proceeds of at least $10,000,000, (I) rights issued pursuant to a stockholder rights plan, and (J) the issuance of warrants with indebtedness for purposes of yield enhancement.

(iv)        “New Securities” means all Equity Securities other than Excluded Securities.

(v)       “Options” means any options, warrants or other rights to subscribe for, purchase or otherwise acquire any capital stock of the Company or Convertible Securities.

(vi)       “Preemptive Rights Portion” means, with respect to an Investor, the amount of New Securities that each Investor shall be entitled to purchase in the aggregate determined by multiplying (1) the total number of such offered shares of New Securities by (2) the quotient of (a) the aggregate number of shares of Common Stock or securities convertible or exercisable into Common Shares (whether or not presently convertible or exercisable) (on an as-converted and as-exercised basis) held by such Investor, as of such date, divided by (b) the aggregate number of shares of Common Stock (on an as-converted and as-exercised basis) outstanding as of such date.

5.          Corporate Opportunities. The Company, on behalf of itself and its Subsidiaries (as defined in the Purchase Agreement), to the fullest extent permitted by applicable law and pursuant to resolution of the Board adopted prior to entry by the Company into the Transaction Documents and addressing the matters in this Section 5 specifically, (a) acknowledges and affirms that the Investors, the Investor Representative and their Affiliates (as defined in the Purchase Agreement), including any Appointed Director, any Observer or any other members of the Board affiliated with the Investors (the “Investor Group”): (i) have participated (directly or indirectly) and will continue to participate (directly or indirectly) in direct investments in corporations, joint ventures, limited liability companies and other entities (“Other Investments”), including Other Investments engaged in various aspects of businesses similar to those engaged in by the Company and its Subsidiaries (and related services businesses) that may, are or will be competitive with the Company’s or any of its Subsidiaries’ businesses or that could be suitable for the Company’s or any of its Subsidiaries’ interests, (ii) have done and may do business with any client, customer, vendor or lessor of any of the Company or its Affiliates or any other Person (as defined in the Purchase Agreement) with which any of the Company or its Affiliates has a business relationship, (iii) have interests in, participate with, aid and maintain seats on the board of directors or similar governing bodies of, or serve as officers of, Other Investments, (iv) may develop or become aware of business opportunities for Other Investments; and (v) may or will, as a result of or arising from the matters referenced in this Section 5, the nature of the Investor Group’s businesses and other factors, have conflicts of interest or potential conflicts of interest, (b) hereby renounces and disclaims any interest or expectancy in any business opportunity (including any Other Investments or any other opportunities that may arise in connection with the circumstances described in the foregoing clauses (a)(i) through (a)(v) (each, a “Renounced Business Opportunity”)), (c) acknowledges and affirms that no member of the Investor Group shall have any obligation to communicate or offer any Renounced Business Opportunity to the Company or any of its Subsidiaries, and any member of Investor Group may pursue a Renounced Business Opportunity and (d) waives any claim against the Investor Group and each member thereof in connection with the foregoing matters.  The Company agrees that in the event that the Investor Group or any member thereof acquires knowledge of a potential transaction or matter which may constitute a corporate opportunity for both (x) the Investor Group and (y) the Company or its Subsidiaries, a member of the Investor Group shall not have any duty to offer or communicate information regarding such corporate opportunity to the Company or its Subsidiaries unless such corporate opportunity was (x) solely learned or discovered by the Appointed Director or an Observer in his or her capacity as an Appointed Director or Observer or (y) solely learned or discovered by the Appointed Director’s or the Observers’ receipt of Confidential Information pursuant to the rights set forth in Section 7, but, for the avoidance of doubt, subject to Section 7(b). To the fullest extent permitted by applicable law, the Company hereby waives any claim against the Investor Group and each member thereof that such member or the Investor Group is liable to the Company or its stockholders for breach of any fiduciary duty solely by reason of the fact that the Investor Group or such member of the Investor Group (A) pursues or acquires any corporate opportunity for its own account or the account of any Affiliate or other person, (B) directs, recommends, sells, assigns or otherwise transfers such corporate opportunity to another Person or (C) does not communicate information regarding such corporate opportunity to the Company except as expressly described in the preceding sentence of this Section 5. Notwithstanding anything to the contrary in the foregoing, the Company does not renounce its interest in any corporate opportunity if such corporate opportunity was solely learned or discovered by the Appointed Director or an Observer (x) in his or her capacity as an Appointed Director or Observer of the Company or (y) such Person’s receipt of Confidential Information pursuant to the rights set forth in Section 7, but, for the avoidance of doubt, subject to Section 7(b). Notwithstanding anything to the contrary in the foregoing, the Company shall not be prohibited from pursuing any Renounced Business Opportunity as a result of this Section 5.

6.           Access to Information.  Subject to the provisions of Section 7:

(a)        For so long as there is an Appointed Director (including any Replacement Director) or any Observers on the Board, Act III Management LLC (“Act III Management”) and its controlled Affiliates, and their respective Representatives shall be entitled to periodic meetings with senior management of the Company and reasonably requested information.

(b)         The Appointed Director and any Observer may share confidential board materials he or she receives with Act III Management and its controlled Affiliates, and their respective Representatives.

Notwithstanding anything to the contrary herein but without limiting any of the Appointed Director’ or Observer’s rights or access to information, Act III Management and its controlled Affiliates, and their respective Representatives shall not be entitled to receive any information pursuant to this Section 6 if, upon advice of the Company’s legal counsel, the Company concludes that (1) such exclusion is reasonably necessary to preserve attorney-client privilege; provided, however, that any such exclusion shall apply only to such portion of the material which would be required to preserve such privilege and not to any other portion thereof, (2) such information is subject to a binding confidentiality obligation to a third party that restricts the Company’s ability to disclose it; provided that the Company uses commercially reasonable efforts to obtain any consents or waivers from the relevant third parties such that the relevant information may be disclosed or provided to Act III Management and its controlled Affiliates, and their respective Representatives, as applicable with redacted copies of documents containing such information, (3) such information would result in the disclosure of competitively sensitive information, or (4) such information would impair the ability of the Company to negotiate transactions with any of Act III Management and its controlled Affiliates, and their respective Representatives on an arms’ length basis.

7.           Confidentiality.

(a)       The Investors will, and will direct their respective Affiliates (as defined in the Purchase Agreement) and their respective Representatives who receive Confidential Information to, keep confidential any Confidential Information and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Investors’ investment in the Company made pursuant to this Agreement; provided that an Investor may disclose Confidential Information (i) to its Representatives to the extent reasonably necessary to obtain their services in connection with its investment in the Company, (ii) subject to the provisions of Section 3, to any prospective purchaser of Equity Securities from such Investor (as long as such prospective purchaser is not engaged in a business that directly competes or whose products or services directly compete with the Company’s and/or any of its significant subsidiaries’ (as defined by Rule 1.02(w) of Regulation S-X under the 1934 Act (as defined in the Purchase Agreement)) businesses or their respective products or services) and who enters into a separate confidentiality or non-disclosure agreement or obligation with the Company on terms not more restrictive to such Person than the terms of this Section 7 with respect to the Investors, (iii) to any Affiliate, partner, member, limited partners, or related investment fund of such Investor and their respective Representatives, in each case in the ordinary course of business (provided that the recipients of such Confidential Information are directed to abide by the confidentiality and non-disclosure obligations contained herein), (iv) as may be reasonably determined by such Investor to be necessary in connection with such Investor’s enforcement of its rights in connection with this Agreement or its investment in the Company, or (v) as may otherwise be required by law or legal, judicial or regulatory process; and provided, further, that (x) any breach of the confidentiality and use terms herein by any Person (as defined in the Purchase Agreement) to whom such Investor may disclose Confidential Information pursuant to clauses (i) and (iii) of the preceding proviso shall be attributable to such Investor for purposes of determining such Investor’s compliance with this Section 7 and such Investor shall be liable for such breach, except those who have entered into a separate confidentiality or non-disclosure agreement or obligation with the Company and (y) that such Investor takes commercially reasonable steps (at the Company’s sole expense) to minimize the extent of any required disclosure described in clause (v) of the preceding proviso.

(b)         Notwithstanding the foregoing restrictions, the Company acknowledges that the Investors’, Appointed Director’s, Observers’ and their respective Affiliates’ or Representatives’ knowledge of Confidential Information has inevitably enhanced the Investors’, Appointed Director’s, Observers’ and their respective Affiliates’ or Representatives’ general knowledge and understanding of the business of the Company and its Subsidiaries and the industries in which the Company and its Subsidiaries operate in a way that cannot be separated from the Investors’, Appointed Director’s, Observers’ and their respective Affiliates’ or Representatives’ general knowledge, and the Company agrees that the use of “mental impressions” by the Investors, Appointed Director, Observers and their respective Affiliates or Representatives  shall not be restricted in connection with decisions related to other investments or business activities in such industries or any other industries as long as Confidential Information is not disclosed in breach of Section 7(a) in connection therewith.  For the avoidance of doubt, a “mental impression” is what a person retains when they have not intentionally memorized the information or retained notes or other aids to help retain such memory, and, for the avoidance of doubt, the use of mental impressions shall not constitute use of the Confidential Information for purposes of this Section 7(b).

(c)          For purposes of this Agreement, the following terms shall have the following meanings:

(i)          “Confidential Information” means any information (including oral, written and electronic information) regarding the Company or its Subsidiaries (as defined in the Purchase Agreement) and its and their Affiliates, officers, directors and employees (whether prepared by the Company or on behalf of the Company or otherwise, and irrespective of the form or means of communication and whether it is labeled or otherwise identified as confidential) that may be furnished to the Investors or their Representatives by or on behalf of the Company at any time after the execution of the Non-Disclosure Agreement, dated December 14 2020, between Act III Management and the Company (the “Confidentiality Agreement”), that is non-public, confidential or proprietary in nature, including any analyses, compilations, forecasts, studies or other documents prepared by the Investors or their respective Affiliates or Representatives which contain, are based upon or otherwise reflect such information. “Confidential Information” shall not include such portions of the Confidential Information that (a) are or become generally available to the public other than as a result of disclosure by the Investors, their Affiliates or their Representatives in violation of this Agreement, (b) are or become available to the Investors, their Affiliates or their Representatives on a non-confidential basis from a source other than the Company or its Subsidiaries and such source is not otherwise known to the Investors, their Affiliates or their Representatives to be bound by any duty of confidentiality in respect of such information, (c) were already in the possession of the Investors, their Affiliates or their Representatives prior to the date of this Agreement and which were not obtained from, or on behalf of, the Company or its Subsidiaries or (d) are independently developed by the Investors, their Affiliates or their Representatives without use, reliance upon or reference to the Confidential Information.

(ii)       “Representatives” means a Person’s (as defined in the Purchase Agreement) directors, members, officers, employees, agents, consultants, accountants, attorneys or financial advisors and direct or indirect members or partners.

(d)         The provisions of this Agreement shall supersede the Confidentiality Agreement. This Section 7 shall terminate 2 years from the earliest date on which Act III Management is no longer entitled to any relevant rights pursuant to Section 6.

8.          Specific Performance. Each of the Investors, on the one hand, and the Company, on the other hand, acknowledges and agrees that irreparable injury to the other Party would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that such injury would not be adequately compensable by the remedies available at law (including the payment of money damages). It is accordingly agreed that the Investors, on the one hand, and the Company, on the other hand (in each case, the “Moving Party”), shall each be entitled to specific enforcement of, and injunctive relief to prevent any violation of, the terms hereof, and the other Party will not take action, directly or indirectly, in opposition to the Moving Party seeking such relief on the grounds that any other remedy or relief is available at law or in equity. This Section 8 is not the exclusive remedy for any violation of this Agreement.

9.          Section 16 Matters. If the Company becomes a party to a consolidation, merger or other similar transaction, or if the Company proposes to take or omit to take any other action under Section 4 (including granting to the Investors or their Affiliates (as defined in the Purchase Agreement) the right to participate in any issuance of New Securities) or otherwise or if there is any event or circumstance that may result in the Investor Group or any member thereof being deemed to have made a disposition or acquisition of Equity Securities or derivatives thereof for purposes of Section 16 of the 1934 Act (including the purchase by the Investors of any New Securities under Section 4 or any awards or grants made to the Appointed Director), and if the Appointed Director is serving on the Board at such time or has served on the Board during the preceding six (6) months (or if an Observer is serving in its capacity as such or has served in such capacity during the preceding six (6) months): (i) the Board or a committee thereof composed solely of two (2) or more “non-employee directors” as defined in Rule 16b-3 of the 1934 Act will pre-approve such acquisition or disposition of equity securities of the Company or derivatives thereof for the express purpose of exempting (to the extent permitted by law) the interests of Investor Group or any member thereof (for the Investors and/or their Affiliates, to the extent such persons may be deemed to be “directors by deputization”) in such transaction from Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder, and (ii) if the transaction involves (A) a merger or consolidation to which the Company is a party and the Common Stock is, in whole or in part, converted into or exchanged for equity securities of a different issuer, (B) a potential acquisition or deemed acquisition, or disposition or deemed disposition, by Investor Group or any member thereof of equity securities of such other issuer or derivatives thereof and (C) an Affiliate or other designee of the Investors or their Affiliates will serve on the board of directors (or its equivalent) of such other issuer pursuant to the terms of an agreement to which the Company is a party (or if the Investors notify the Company of such service a reasonable time in advance of the closing of such transactions), then if the Company requires that the other issuer pre-approve any acquisition of equity securities or derivatives thereof for the express purpose of exempting (to the extent permitted by law) the interests of any director or officer of the Company or any of its subsidiaries in such transactions from Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder, the Company shall require that such other issuer pre-approve any such acquisitions of equity securities or derivatives thereof for the express purpose of exempting the interests of Investor Group or any member thereof (for the Investors and/or their Affiliates, to the extent such persons may be deemed to be “directors by deputization” of such other issuer) in such transactions from Section 16(b) of the 1934 Act pursuant to Rule 16b-3 thereunder.

10.         Securities Laws. Each Investor acknowledges that it is aware, and will advise each of its Representatives who are informed as to the matters that are the subject of this Agreement, that the United States securities laws may prohibit any person who directly or indirectly has received from an issuer material, non-public information from purchasing or selling securities of such issuer or from communicating such information to any other person under circumstances in which it is reasonably foreseeable that such person is likely to purchase or sell such securities.

11.         Miscellaneous.

(a)       Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Borough of Manhattan in the City of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Each Party irrevocably consents to service of process in the manner provided for notices in Section 11(f). Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)         Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each Party and delivered to the other Parties; provided that a facsimile or .pdf signature shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile or .pdf signature.

(c)          Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(d)       Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the Parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the Parties or the practical realization of the benefits that would otherwise be conferred upon the Parties. The Parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e)         Entire Agreement; Amendment and Waiver. This Agreement and the other Transaction Documents (as defined in the Purchase Agreement) supersede all other prior or contemporaneous agreements and understandings, both written and oral, between the Buyer (as defined in the Purchase Agreement), the Company, their Affiliates (as defined in the Purchase Agreement) and Persons (as defined in the Purchase Agreement) acting on their behalf with respect to the subject matter hereof and thereof, and this Agreement, the other Transaction Documents , and the instruments referenced herein and therein constitute the full and entire agreement and understanding of the parties with respect to the subject matters hereof and thereof and, except as specifically set forth herein or therein, neither the Company nor the Buyer makes any representation, warranty, covenant or undertaking with respect to any such matters. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor Representative. No failure on the part of any Party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such Party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law. Any amendment or waiver effected in accordance with this Section 11(e) shall be binding upon each Investor and the Company. No such amendment shall be effective to the extent that it applies to less than all of the Investors. Notwithstanding the foregoing, any Affiliate of Buyer (as defined in the Purchase Agreement) to whom there is a Transfer (as defined in the Purchase Agreement) of Securities shall have the right to become party to this Agreement as an Investor pursuant to a joinder to this Agreement.

(f)          Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by electronic mail, in each case properly addressed to the party to receive the same; or (iii) one Business Day after deposit with an overnight courier service (provided e-mail notice is sent stating that such communication was sent by overnight courier); provided that any electronic mail transmission is promptly confirmed by a responsive electronic communication by the recipient thereof or receipt is otherwise clearly evidenced (excluding out-of-office replies or other automatically generated responses) or is followed up within one business day after e-mail by dispatch pursuant to the foregoing clause (i). The addresses and e-mail addresses for such communications shall be:

if to the Company:

PAR Technology Corporation
8383 Seneca Turnpike
New Hartford, New York 13413
Attention:	Cathy King
E-mail:	cathy_king@partech.com

with a copy to (for informational purposes only):

Gibson, Dunn & Crutcher LLP
200 Park Avenue
New York, NY 10166
Attention:	Boris Dolgonos
Eduardo Gallardo
E-mail:	bdolgonos@gibsondunn.com
egallardo@gibsondunn.com

if to Act III:

PAR Act III, LLC
23 Prescott St.
Brookline, MA 02446
Attention:	Ronald M. Shaich
E-mail:	ronshaich@act3holdings.com

with a copy to (for informational purposes only):

Sullivan & Cromwell LLP
125 Broad St.
New York, NY 10004
Attention:	Audra D. Cohen
Matthew B. Goodman
E-mail:	cohena@sullcrom.com
goodmanm@sullcrom.com

if to the Investor Representative:

Ronald M. Shaich
23 Prescott St.
Brookline, MA 02446
E-mail:	ronshaich@act3holdings.com

with a copy to (for informational purposes only):

Sullivan & Cromwell LLP
125 Broad St.
New York, NY 10004
Attention:	Audra D. Cohen
Matthew B. Goodman
E-mail:	cohena@sullcrom.com
goodmanm@sullcrom.com

If to an Investor, to its address and e-mail address set forth on the Schedule of Investors attached hereto, with copies to such Investor’s Representatives as set forth on such Schedule of Investors, with a copy (for informational purposes only) to:

Sullivan & Cromwell LLP
125 Broad St.
New York, NY 10004
Attention:	Audra D. Cohen
Matthew B. Goodman
E-mail:	cohena@sullcrom.com
goodmanm@sullcrom.com

or to such other address and/or e-mail address and/or to the attention of such other Person as the recipient Party has specified by written notice given to each other Party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s e-mail containing the time, date, recipient e-mail address, or (C) given by the recipient where notice was provided by an overnight courier service (provided e-mail notice is sent stating that such communication was sent by overnight courier) shall be rebuttable evidence of personal service, receipt by e-mail or receipt from an overnight courier service in accordance with clause (i) or (ii) above, respectively.

(g)         Successors and Assigns. The terms and conditions of this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors, heirs, and permitted assigns. No Party shall assign this Agreement or any rights or obligations hereunder without, with respect to any Investor, the prior written consent of the Company, except to an Affiliate of Buyer, and with respect to the Company, the prior written consent of the Investor Representative.

(h)         No Third Party Beneficiaries. This Agreement is intended solely for the benefit of the Parties and their respective successors, heirs and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i)          Interpretation; Absence of Presumption.

(i)          When a reference is made in this Agreement to an Article, Section, Schedule or Exhibit, such reference shall be to an Article, Section, Schedule or Exhibit of this Agreement unless otherwise indicated.

(ii)        Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”

(iii)        The words “hereof,” “herein,” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole (including all of the Schedules and Exhibits) and not to any particular provision of this Agreement.

(iv)       Unless otherwise specified in this Agreement, the term “dollars” and the symbol “$” mean U.S. dollars for purposes of this Agreement and all amounts in this Agreement shall be paid in U.S. dollars.

(v)          The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.

(vi)       Any agreement, instrument or statute defined or referred to in this Agreement means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes.

(vii)       Each of the Parties has participated in the drafting and negotiation of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if it is drafted by each of the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any of the provisions of this Agreement.

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IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

PAR TECHNOLOGY CORPORATION

By:	/s/ Savneet Singh
Name: Savneet Singh
Title: President and Chief Executive Officer

[Signature Page to the Investor Rights Agreement]

IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized signatories of the Parties as of the date hereof.

PAR Act III, LLC

By:	/s/ Ronald M. Shaich
	Name:	Ronald M. Shaich
	Title:	Chief Executive Officer

[Signature Page to the Investor Rights Agreement]